Exhibit 99.7

KNIGHT-RIDDER, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints P. Anthony Ridder, Polk Laffoon and Gordon Yamate, or any one of them, proxies of the undersigned, each with full power of substitution, to vote all the shares the undersigned is entitled to vote at the 2006 Annual Meeting of Shareholders of Knight-Ridder, Inc. to be held at The Fairmont Hotel, 170 South Market Street, San Jose, California, at 9:30 a.m., Pacific time on June 26, 2006, and any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED TO APPROVE THE MERGER AGREEMENT AND THE MERGER WITH THE MCCLATCHY COMPANY, TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE 2006 ANNUAL MEETING OF KNIGHT RIDDER SHAREHOLDERS, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT PROXIES TO APPROVE THE MERGER AGREEMENT AND THE MERGER, FOR THE NOMINEES FOR ELECTION AS DIRECTORS, TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, AGAINST APPROVAL OF THE SHAREHOLDER PROPOSAL AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(THIS PROXY IS CONTINUED ON REVERSE SIDE

PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE

ENCLOSED ENVELOPE)

_______________________________________________________________________________________

FOLD AND DETACH HERE

Please mark your vote as indicated in the example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4 AND “AGAINST” ITEM 5

1.	Approve the Agreement and Plan of Merger, dated as of March 12, 2006, between Knight Ridder and The McClatchy Company, and the merger contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Approve the adjournment or postponement of the 2006 Annual Meeting of Shareholders of Knight Ridder, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the first proposal described above.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Election of directors:
Nominees: Ronald D. Mc Cray, Patricia Mitchell and M. Kenneth Oshman

FOR all nominees listed above (except as named to be withheld)	WITHHOLD AUTHORITY to vote for all nominees listed above	To withhold authority to vote for any individual nominee, write the name of that nominee in the space below.

☐	☐

4.	Ratify the appointment of Ernst & Young LLP.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	Approve the shareholder proposal relating to policy for future sales or dispositions of Knight Ridder newspapers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	In the discretion of the proxies, on such other business as may properly come before the 2006 Annual Meeting of Shareholders of Knight Ridder or any adjournment or postponement thereof.

The above proposals are described in greater detail in the accompanying prospectus/proxy information/information statement.

I will attend the annual meeting in                     . YES  ☐    NO  ☐

Signature	Date
Signature	Date

NOTE:	Please sign exactly as your name or names appear(s), date and return this proxy card promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity please give your full title(s) under the signature(s).

***IF YOU WISH TO VOTE BY TELEPHONE OR BY THE INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET / TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxyvotenow.com/kri		1-866-214-3763

• Go to the website address listed above.	OR	• Use any touch-tone telephone.	OR	• Mark, sign and date your proxy card.
• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your proxy card in the postage-paid envelope provided.

Knight Ridder encourages you to take advantage of a convenient way to vote your shares. If voting by proxy, you may vote by mail or choose one of the other two methods described above. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow the instructions above.

PLEASE DO NOT RETURN YOUR PROXY CARD IF YOU VOTED BY PHONE OR INTERNET.